PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is dated as of the Effective Date (as defined below), by and between Makerstar Capital, Inc., a Delaware corporation (the “Seller”), and CSRE Properties Dalton, LLC, a Georgia limited liability company (the “Buyer”). The date this Agreement is executed by the last of Buyer and Seller shall be the “Effective Date” hereof.

IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1.
Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:
(a)
Real Property. All that certain real property located in the City of Dalton, Whitfield County, Georgia, as depicted on Exhibit A attached hereto and as more particularly described in Exhibit B attached hereto (the “Real Property”);
(b)
Improvements. All improvements and fixtures located on the Real Property, including the building(s) and any other structures presently located on the Real Property, and all apparatus, equipment and appliances owned by Seller and used in connection with the ownership, use, operation or occupancy of the Real Property (collectively, the “Improvements”);
(c)
Personal Property. All machinery, equipment, appliances, furniture, furnishings and other personal property owned by Seller and located on or in, affixed to or used in connection with the Real Property and Improvements (the “Personal Property”); and
(d)
Intangible Property. All right, title and interest of Seller in and to any intangible personal property now or hereafter owned by Seller and used exclusively in the ownership, use and operation of the Real Property and Improvements, in each case only to the extent assignable, including all use, occupancy, building and operating licenses, certificates, permits, approvals and development rights, all plans and specifications related to the Real Property and Improvements, if any, and any contract or lease rights, agreements, utility contracts or other rights relating to the ownership, use and operation of the Property (as defined below) (collectively, the “Intangible Property”);

All of the items referred to in Sections 1(a) - (d) above are hereinafter collectively referred to as the “Property”.

2.
Purchase Price.
(a)
Purchase Price. The purchase price for the Property is Three Hundred Twenty Five Thousand Dollars ($325,000) (the “Purchase Price”).

(b)
Payment of Purchase Price. The Purchase Price shall be paid as follows:
(i)
Deposit. Prior to the Effective Date, Buyer deposited in escrow to Seller, a deposit in the amount of Twenty Thousand Dollars ($20,000) (the “Deposit”). Any further sums deposited in accordance with this agreement which shall require escrow shall be made to a mutually agreed escrow holder (“Escrow Holder”). All sums constituting the Deposit shall be held in an interest-bearing account as directed by Buyer, and interest accruing thereon shall be held for the account of Buyer. If the sale of the Property as contemplated hereunder is consummated, the Deposit plus interest accrued thereon shall be credited against the Purchase Price. If the sale of the Property is not consummated because of the failure of any condition precedent or Seller’s default hereunder, then the Deposit plus interest accrued thereon shall immediately be returned to Buyer. If the sale is not consummated because of Buyer’s default hereunder, the Deposit plus interest accrued thereon shall be paid to and retained by Seller as liquidated damages and not as a penalty.

THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE BECAUSE OF A BUYER DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES NOR SELLER’S RIGHTS TO BUYER’S EXPRESS INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS: Seller _/s/__ Buyer _/s/__

(ii)
Balance of Purchase Price. At the Closing, the balance of the Purchase Price shall be paid to Seller in cash. Said cash sum shall be reduced by the amount of the Deposit plus accrued interest thereon (which shall be released by Escrow Holder to Seller at Closing) and by any credits due Buyer hereunder.
3.
Title to the Property.
(a)
Title Policy. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property and the Improvements, by duly executed and acknowledged deed in the form attached hereto as Exhibit C (the “Deed”). Evidence of delivery of marketable and insurable fee simple title shall be the issuance by Land Services USA, LLC, as agent for Fidelity National Title Insurance Company (the “Title Company”) of an Extended Coverage Owner’s Policy of Title Insurance, in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to the following:
(i)
the Title Company’s standard printed exceptions:
(ii)
zoning ordinances and regulations and other laws or regulations governing use or enjoyment of the Property;
(iii)
such other exceptions listed in the Title Commitment (defined below) and approved or deemed approved by Buyer pursuant to Section 4(a) below;
(iv)
liens to secure taxes and assessments not yet due and payable; and
(v)
matters that would be revealed by a current survey or, if Seller provides or Buyer elects to obtain a Survey, then matters revealed by such Survey and approved or deemed approved by Buyer pursuant to Section 4(a) below.

All such exceptions listed in Sections 3(a) are defined herein as the “Permitted Exceptions”, and the title policy described in this Section 3 is defined herein as the “Title Policy”. Notwithstanding the foregoing, (i) deeds of trust and/ or mortgages, mechanic’s liens or other monetary liens or encumbrances on the Property (collectively, “Liens”), (ii) property taxes and assessments that may become delinquent prior to Closing and (iii) exceptions or encumbrances to title which are affirmatively created by Seller without the consent of Buyer after the date of this Agreement (collectively, “Excluded Exceptions”) shall not be Permitted Exceptions hereunder, whether Buyer gives written notice of such or not, and shall be paid off, satisfied, discharged, cured and/or removed by Seller at or before Closing, the same being a condition precedent for the benefit of Buyer. Buyer may elect at Closing to effect cure of any Excluded Exceptions not cured by Seller by payment, from the proceeds otherwise constituting the Purchase Price, of amounts required to satisfy and cure such Excluded Exceptions.

4.
Due Diligence Inspection.
(a)
Title and Survey Review. Buyer’s obligation to purchase the Property is conditioned upon Buyer’s review and approval, in Buyer’s sole discretion, of title to the Property, as follows:
(i)
Title Review Documents. Within two (2) Business Days following the Effective Date, Seller shall deliver to Buyer the most recent owner’s or lender’s title policies with respect to the Real Property in Seller’s possession, if any. Within fifteen (15) Business Days following the Effective Date, Buyer shall obtain from the Title Company a current preliminary title commitment on the Real Property (the “Title

Commitment”). Within two (2) Business Days following the Effective Date, Seller shall deliver to Buyer a copy of any existing survey of the Real Property and Improvements currently in the possession of Seller (any such survey being defined as the “Existing Survey”) or, if no Existing Survey exists, Seller shall so notify Buyer. At Buyer’s option and sole cost, Buyer may obtain a recertification, revision or update to the Existing Survey (if any), or a new survey of the Property and Improvements by a licensed surveyor of Buyer’s selection (any such recertified, revised, updated or new survey, the “Updated Survey”).
(ii)
Title Review Procedure.
(A)
Title and Survey Objections. If the Title Commitment identifies exceptions to title other than Permitted Encumbrances, then Buyer shall advise Seller in writing, not later than thirty (30) days after the Effective Date (the “Title Objection Period”), what exceptions to title will not be accepted by Buyer. If Buyer elects at its sole option to obtain an Updated Survey, the Title Objection Period shall be extended with respect to any title exceptions which relate to the Updated Survey (the “Survey-Related Exceptions”) such that Buyer shall have until the later of five (5) Business Days after actual receipt of the Updated Survey or the end of the Title Objection Period (the “Survey Review Period”) to review and approve or disapprove the Updated Survey and all Survey-Related Exceptions; provided, however, that within five (5) Business Days after Buyer’s receipt of the Existing Survey (or Seller’s notification that no Existing Survey exists), Buyer shall notify Seller of Buyer’s election to obtain an Updated Survey and shall order the Updated Survey. Buyer’s failure to notify Seller of any objections to title exceptions shall, upon expiration of the Title Objection Period (as it may be extended), constitute Buyer’s approval of the Title Commitment and all exceptions and of the condition of title to the Property, and of all matters revealed by the Existing Survey and any Updated Survey.
(B)
Seller’s Response. Seller shall have until the earlier of five (5) Business Days after receipt of Buyer’s objections to Title or survey matters and one (1) business Day prior to expiration of the Due Diligence Period (as such date may be extended with respect to Survey- Related Exceptions) to give Buyer notice: (x) that Seller will remove any objectionable exceptions from title and provide Buyer with evidence satisfactory to Buyer of such removal, or provide Buyer with evidence satisfactory to Buyer that said exceptions will be removed on or before the Closing; or (y) that Seller elects not to cause such exceptions to be removed.
(C)
Buyer’s Termination Option. If Seller gives Buyer notice under clause (y) in Section 4(a)(ii)(B) above, Buyer shall have until the later of (i) the end of the Due Diligence Period or (ii) three (3) Business Days after receipt of Seller’s response with respect to any Survey-Related Exceptions to elect to proceed with the purchase and take the Property subject to such exceptions, or to terminate this Agreement. If Buyer fails to give Seller notice of its election prior to the date specified in the preceding sentence, Buyer shall be deemed to have approved the condition of title to the Property, including without limitation any Survey-Related Exceptions, but subject to Seller’s obligations with respect to any Excluded Exceptions. If Seller gives notice pursuant to clause (x) in Section 4(a)(ii)(B) above and fails to remove any such objectionable exceptions that Seller has committed to remove from title prior to the Closing Date (as defined below), and Buyer is unwilling to take title subject thereto, Buyer may elect to terminate this Agreement and recover Buyer’s Costs (as defined in Section 13(b). If Buyer elects to terminate this Agreement pursuant to this Section 4(a), the Deposit and interest accrued thereon shall be returned to Buyer, and neither party shall have any further liability or obligations hereunder, except for Buyer’s indemnification obligations hereunder that expressly state they will survive termination of this Agreement.
(D)
Title Update or Supplement. Other than in connection with any Survey-Related Exceptions, which are addressed above, if any supplemental title report or update issued subsequent to the date of the original Title Commitment discloses any adverse matters not set forth on the original Title Commitment, then, no later than the later of (i) the expiration of the Title Objection Period, or (ii) three (3) Business Days after Buyer’s receipt of such updated Title Commitment, Buyer shall have the right to object to any such matter, in which event the same procedures for response, termination and waiver set forth above in Section 4(a) (ii) including, without limitation, Seller’s obligations with respect to the Excluded Exceptions, shall apply to such new objections, with Closing and all other dates set forth for performance of the parties’ obligations hereunder adjusted accordingly.
(b)
Due Diligence Review. Buyer’s obligation to purchase the Property is conditioned upon Buyer’s review and approval, prior to the expiration of the Due Diligence Period and in Buyer’s sole discretion, of all matters pertaining to the physical, structural, electrical, mechanical, soil, drainage, environmental, economic, tenancy, zoning, land use and other governmental compliance matters and conditions respecting the Property, including without limitation the Due Diligence Items (as defined below), all as provided in this Section 4(b). Within one (1) day following the Effective Date, Seller shall provide Buyer with the items listed on Exhibit F attached hereto (the “Due Diligence Items”). All references herein to the “Due Diligence Period” shall refer to the period which ends at 5:00 p.m. Eastern Standard

Time on the day which is sixty (60) days after the Effective Date. All references herein to the “Due Diligence Contingency” shall refer to the conditions benefiting Buyer that are described in Section 4(a) and this Section 4(b). Buyer expressly agrees that Seller is furnishing copies of the Due Diligence Items to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials except as expressly provided in Section 7(a). For clarity and without limiting the inspections permitted Buyer, inspections may cover the structural condition (including seismic, life safety, electrical capacity, HVAC and other building system and engineering characteristics) of the Improvements, review of any contracts affecting the Property, books and records maintained by Seller or their agents relating to the Property that are in the Due Diligence Items, pest control matters, compliance with building, health, safety, land use and zoning laws, regulations and orders (including analysis of any applicable records of the planning, building, public works or other governmental or quasi-governmental entity having or asserting authority over the Property), traffic patterns, and any other information pertaining to the Property that is in the Due Diligence Items, or otherwise obtained or obtainable by Buyer. In addition, during the Due Diligence Period, Buyer will be permitted to make a complete review and inspection (subject to Section 4(c)(ii) below) of the environmental condition (including the soil condition, and the existence of asbestos, ACM (as defined below), PCBs, hazardous waste and other toxic substances) of the Property.
(c)
Entry. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property in accordance with the terms and conditions of this Section 4(c) in order for Buyer to investigate the Property and the physical conditions thereof, including without limitation such environmental, engineering and economic feasibility inspections and testing as Buyer may elect. Such access, investigation, inspections and tests shall be on the following terms and conditions:
(i)
Buyer shall pay for all inspections and tests ordered by Buyer.
(ii)
In connection with any entry by Buyer or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith during regular business hours and so as to minimize, interference with any business operations on the Property. Any invasive testing shall be subject to Seller’s prior written approval, including with respect to the specific scope of work, which shall not be unreasonably withheld, conditioned or delayed.
(iii)
Buyer shall maintain public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller.

(iv)
Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorneys’ fees) resulting from any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, tests or inquiries provided for in this Agreement, or resulting from any conditions on the Property created by Buyer’s entry, investigation, inspection or testing (but not including any claims resulting from the discovery or disclosure of pre-existing physical or environmental conditions or the non-negligent aggravation of pre-existing physical or environmental conditions on, in, under or about the Property). The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement for a period of six (6) months.
(d)
Service Contracts. Copies of all equipment leases, service contracts, maintenance contracts and other contracts and agreements currently in effect, relating to the ownership, operation and maintenance of the Property and entered into by Seller (collectively, the “Service Contracts”) are included in the Due Diligence Items. Buyer shall have the right to approve, in its sole discretion and during the Due Diligence Period, the Service Contracts Buyer elects to assume upon Closing. At or prior to expiration of the Due Diligence Period, Buyer shall provide to Seller a schedule setting forth the list of all the Service Contracts that shall be assigned to, and assumed by, Buyer at the Closing (the “Assumed Contracts”), which schedule will be attached to the Assignment of Service Contracts and Intangible Property as Exhibit E. Prior to Closing, Seller will terminate, at Seller’s cost, for the benefit of Buyer all of the Service Contracts other than the Assumed Contracts.
(e)
Approval of Condition of Property. Buyer shall promptly commence, and diligently and in good faith pursue, its due diligence review hereunder. If, prior to the expiration of the Due Diligence Period, Buyer determines in its sole and absolute discretion, for any reason or for no reason whatsoever, that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (the “Termination Notice”), whereupon this Agreement, and the obligations of the parties to purchase and sell the Property hereunder, shall terminate, and Escrow Holder shall promptly release the Deposit and interest accrued thereon to Buyer. If Buyer fails to timely deliver the Termination Notice, then this Agreement shall remain in full force and effect.
5.
Conditions to Closing.
(a)
Buyer’s Conditions. In addition to the conditions set forth in Section 4, the following are conditions precedent to Buyer’s obligation to purchase the Property:
(i)
MIPA. The parties have executed and delivered that certain Membership Interest Purchase Agreement of even date herewith, attached hereto as Exhibit G (the “MIPA”).

(ii)
Accuracy of Seller’s Representations and Warranties. Subject to Section 7(b), all of Seller’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date.
(iii)
No Seller Breach. There shall be no material breach of Seller’s covenants and obligations set forth in this Agreement.
(iv)
Seller’s Deliveries. Seller shall have delivered the items described in Section 6(d) to Buyer or to Escrow Holder.
(v)
Title Insurance. As of the Closing, the Title Company will issue or have committed to issue the Title Policy to Buyer, subject only to the Permitted Exceptions.
(vi)
No Change in Condition. On the Closing Date, the Property (including, without limitation, the Improvements) shall be in a state of repair at least as good as the state of repair as of the expiration of the Due Diligence Period, normal wear and tear alone excepted, and there shall be no material change in the physical or environmental condition of the Property as of the expiration of the Due Diligence Period.
(vii)
NASDAQ Approval. On or before the Closing Date, any prior approvals required by NASDAQ rules or applicable law that pertain to Buyer as a listing corporation shall have been obtained in writing, without qualification or condition.
(viii)
Governmental Approvals. On or before the Closing Date, any federal, state, or local governmental approvals (including any zoning approval) required for the operation of a bitcoin mining operation at the Property shall have been obtained in writing, without qualification or condition.
(ix)
Contract for Electric Service. On or before the Closing Date, Buyer shall enter into a contract for the provision of electric power to the Property in a capacity that is adequate (in Buyer’s sole discretion) for Buyer’s intended use of bitcoin mining, and otherwise is on commercially reasonable terms, in Buyer’s reasonable opinion.

Buyer covenants to use good faith efforts to obtain the approvals, if any, required by paragraphs (vi), (vii) and (viii) above, prior to Closing. The Closing pursuant to this Agreement shall be deemed a waiver by Buyer of all unfulfilled conditions hereunder benefiting Buyer.

(b)
Seller’s Conditions. It shall be a condition precedent to Seller’s obligation to sell the Property that all of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date, that there shall be no material breach of Buyer’s covenants and obligations set forth in this Agreement, and that Buyer shall have delivered the items described in Section 6(e) to Seller or to Escrow Holder. The Closing pursuant to this Agreement shall be deemed a waiver by Seller of all unfulfilled conditions hereunder benefiting Seller.
(c)
Waiver of Conditions. The conditions set forth in Sections 4 and 5(a) are for the exclusive benefit of Buyer and the conditions set forth in Section 5(b) are for the exclusive benefit of Seller. If any of such conditions have not been satisfied or waived within the period provided, subject to Section 7(b), this Agreement may be terminated by the party benefiting from such condition, in which event the Deposit and all interest accrued thereon shall be returned to Buyer, and neither party shall have any further obligation to or rights against the other except as expressly provided in this Agreement.
6.
Closing and Escrow.
(a)
Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
(b)
Closing. The Closing of the purchase and sale of the Property pursuant to this Agreement (the “Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of Escrow Holder on _____________, 2024, or such other date prior thereto as Buyer and Seller may mutually agree in writing (the “Closing Date”). Such date may not be extended without the prior written approval of both Seller and Buyer, except as otherwise expressly provided in this Agreement. If the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both parties to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which may have been deposited hereunder (other than the Deposit, which shall be governed by Section 2(b)(i)). Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.
(c)
Option to Extend Closing Date. Buyer shall have one (1) option (the “Extension Option”) to extend the Closing Date for an additional thirty (30) days from the original Closing Date at no cost or expense by delivering to Seller a notice of exercise of the Extension Option prior to expiration of the Due Diligence Period.
(d)
Seller’s Deliveries. At or before the Closing, Seller shall deliver to Buyer the following:

(i)
the duly executed and acknowledged MIPA in the form attached hereto as Exhibit G;
(ii)
the duly executed and acknowledged Deed conveying to the Buyer the Real Property and the Improvements;
(iii)
counterparts of any required transfer tax returns, or in each instance and if available, an electronic filing of such returns, together with the required payment of applicable transfer taxes, pursuant to the requirements of the State of Georgia and local taxing authorities;
(iv)
A sworn certificate that Seller is domiciled in Georgia and this sale or transfer is not subject to withholding tax pursuant to O.C.G.A. § 48-7-128, which certificate may be disclosed to the Commissioner of Revenue of the State of Georgia;
(v)
a duly executed Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D;
(vi)
two (2) duly executed and acknowledged counterparts of the Assignment of Service Contracts and Intangible Property in the form attached hereto as Exhibit E;
(vii)
an affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code;
(viii)
a closing statement prepared by Escrow Holder and approved in writing by Seller;
(ix)
such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Seller as shall be reasonably required in connection with this transaction;
(x)
a certificate of Seller, duly executed by Seller, confirming that all of the representations and warranties of Seller contained in Section 7(a) hereof are true and correct in all material respects as of the Closing Date, subject to modification for matters disclosed pursuant to Section 7(b) hereof;
(xi)
originals or copies of all Assumed Contracts;
(xii)
any other documents, instruments or records which are reasonably required by Escrow Holder to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(e)
Buyer Deliveries. At or before the Closing, Buyer shall deliver to Seller the following:

(i)
The duly executed and acknowledged MIPA in the form attached hereto as Exhibit G;
(ii)
Cash or other immediately available funds in the amount of the Purchase Price (with offset for the Deposit);
(iii)
two (2) duly executed and acknowledged counterparts of the Assignment of Service Contracts and Intangible Property in the form attached hereto as Exhibit E;
(iv)
such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Buyer as shall be reasonably required in connection with this transaction;
(v)
a closing statement prepared by Escrow Holder and approved in writing by Buyer; and
(vi)
any other documents, instruments or records which are reasonably required by Escrow Holder to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
(f)
Prorations. Real property taxes and assessments, water, sewer and utility charges, amounts payable under the Assumed Contracts, annual permits and/or inspection fees (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property, shall be prorated as of 12:01 a.m. on the Closing Date on the basis of a 365-day year. Buyer hereby agrees that if any of therefore said prorations described in this Section 6(f) cannot be calculated accurately on the Closing Date, then the same shall be calculated within sixty (60) days after the end of the calendar year in which the Closing occurs, and either party owing the other party a sum of money based on such subsequent proration (s) shall promptly pay said sum to the other party. This Section 6(f) shall survive Closing.
(g)
Closing Costs and Adjustments. Seller shall pay the cost of any documentary stamp taxes, transfer taxes or similar taxes applicable to the sale of the Property. Buyer shall pay the premium for the Title Policy, including premiums for any extended coverage policy of title insurance, inspection and survey costs, and the cost of any endorsements to Buyer’s title policy. Recording fees and all other costs and charges of the escrow for the sale shall be paid in the manner customary for the county in which the Property is located or, if there is no custom, shall be split equally between Buyer and Seller.
(h)
Utilities. Seller shall cooperate with Buyer to transfer all utilities for the Property to Buyer’s name as of the Closing Date. Seller shall be entitled to recover any and all deposits with respect to the Property held by any utility company as of the Closing Date or, if any such deposit is assignable and Seller so assigns them to Buyer, then the amount of such deposits shall be credited to Seller at Closing and the Purchase Price shall be adjusted accordingly.

(i)
Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, free and clear of all tenancies.
7.
Representations and Warranties.
(a)
Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer that as of the date of this Agreement and, subject to Section 7(b) below, as of the date of the Closing:
(i)
No other person or entity has a contract or option to purchase, letter of intent, right of first refusal or first offer, or similar rights with respect to the Property that is now outstanding.
(ii)
Seller has the right to transfer fee simple ownership to the Property to Buyer.
(iii)
To Seller’s knowledge, Seller has received no notice from any governmental authority with jurisdiction over the Property of any current violation by the Property of any laws or regulations applicable to the Property. Seller shall immediately provide Buyer with a copy of any such notices received after the Effective Date.
(iv)
There are no leases, licenses, or agreements for occupancy currently in effect with respect to all or any portion of the Property.
(v)
There are no contracts or agreements relating to the ownership, operation and maintenance of the Property that will survive the Closing, other than the Assumed Contracts. To Seller’s knowledge, there are no defaults under or with respect to the Assumed Contracts.
(vi)
There is no litigation pending or threatened against Seller that arises out of Seller’s ownership or operation of the Property.
(vii)
To Seller’s knowledge, no condemnation or eminent domain proceedings are pending or threatened against the Property.
(viii)
The Due Diligence Items delivered to Buyer are true and complete copies of the same documents (originals or copies) that are in Seller’s possession and used in connection with the operation and management of the Property. None of the Due Diligence Items provided to Buyer has been amended, modified or terminated except as disclosed in writing to Buyer.
(ix)
Seller has received no notice of any violation of Environmental Laws or the presence or release of Hazardous Materials (as defined below) on or from the Property in violation of Environmental Laws except as may be disclosed in any environmental reports or assessments included in the Due Diligence Items. The term “Environmental Laws” means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response

Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.
(x)
To Seller’s knowledge, there are no structural or other defects in the Improvements, and the building systems at or servicing the Improvements or the Property are in good condition and working order.
(xi)
This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, and are or at the time of Closing will be legal, valid, and binding obligations of Seller.
(xii)
Seller is a corporation organized, validly existing and in good standing under the laws of Delaware with full power to enter into this Agreement, and Seller is duly qualified to transact business in Georgia. This Agreement and all other documents executed by Seller and delivered to Buyer prior to or at the Closing (i) have been, or will be when delivered, duly authorized, executed and delivered by Seller; (ii) are binding obligations of Seller; (iii) do not violate the provisions of any agreement to which Seller is party or which affects the Property.
(xiii)
Seller is domiciled in Georgia and this sale is not subject to withholding tax pursuant to O.C.G.A. § 48-7-128.
(xiv)
Seller (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

For purposes of this Agreement, whenever the phrase “to Seller’s knowledge” is used, it shall refer to the actual knowledge of Shengyin Chen, Alex Wang, and the officers of Makerstar Capital, Inc., for the Property, after reasonable and diligent inquiry and investigation.

(b)
Notice of Breaches of Representations and Warranties.
(i)
Seller shall promptly notify Buyer in writing of any changed condition, receipt of notice or documentation, or acquired knowledge, which would materially alter any representation or warranty of Seller contained herein of which Seller becomes aware (any such changed condition, received notice or documentation or acquired knowledge being defined as a “Changed Condition”). Subject to clause (ii) below with respect to any Changed Condition that results from Seller’s negligent or intentional acts or omissions, within five (5) Business Days after notification in writing by Seller to Buyer of any such Changed Condition, Seller, at Seller’s own option and expense, may elect by written notice to Buyer to remedy the Changed Condition such that Seller’s representations are accurate, and the Closing Date may be extended for up to ten (10) days after the scheduled Closing Date in order for Seller to effectuate such remedy. If Seller does not elect to effectuate such remedy so as to cause Seller’s representations to be accurate, or if Seller so elects but then fails to complete such remedy within such ten (10) day period, then Buyer may elect, by written notice to Seller given at any time thereafter, to terminate this Agreement, in which event (1) neither Buyer nor Seller shall have any further obligation under this Agreement, except for the obligations which expressly survive the termination of this Agreement, and (2) the Deposit with interest accrued thereon shall be returned to Buyer. If, notwithstanding Seller’s election not to effectuate such remedy, Buyer elects to consummate the purchase of the Property, Seller shall not be liable to Buyer as a result of any inaccuracy in any representation or warranty of Seller contained herein that results from such Changed Condition.
(ii)
Notwithstanding the foregoing, if a Changed Condition resulted from Seller’s negligent or intentional acts or omissions and was not cured by Seller pursuant to clause (i) above, Seller shall be in breach of a material obligation under this Agreement, Buyer shall have the remedies set forth in Section 13(a).
(c)
Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:
(i)
Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Georgia and is qualified to do business and in good standing under the laws of the State of Georgia; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.
(ii)
Buyer (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.
8.
Seller’s Covenants. Between the Seller’s execution of this Agreement and the Closing:
(a)
Continuing Maintenance. Seller shall continue to maintain the Property in the same manner as before the making of this Agreement.
(b)
New Contracts. Seller shall not enter into, materially modify or terminate any Service Contracts or other similar arrangements pertaining to the Property that would be binding on the Buyer or Property after Closing or waive any rights of Seller thereunder (except in the ordinary course of business), without in each case obtaining the prior written consent of Buyer. Buyer shall respond to any request for approval within three (3) Business Days after receipt of Seller’s request.
(c)
Insurance. Seller shall maintain all casualty, liability and hazard insurance currently in force with respect to the Property.
(d)
No Transfer or Encumbrance. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of or encumber the Property or any interest therein or part thereof, nor shall Seller initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations applicable to the Property.
9.
Indemnification.
(a)
Seller Indemnification. Seller shall indemnify, protect, defend and hold harmless Buyer from any claim, loss, damage, cost or expense, including all reasonable attorneys’ fees, asserted against or suffered by Buyer resulting from (i) third party claims that arise due to Seller’s breach prior to Closing of an agreement entered into by Seller or its agents with respect to the Property, (ii) third party claims for personal injury or property damage that arise from events that occurred on the Property prior to Closing, and (iii) any breach of Seller’s representations and warranties contained in this Agreement. Notwithstanding anything to the contrary in this Agreement, and without prejudice to any other right or remedy Buyer has or may have at law, in equity or otherwise), if Buyer is entitled to indemnification or any other amount under this Agreement, Buyer, in its sole discretion, may elect to recover such indemnification or other such amount by seeking cash directly from Seller hereunder or by setting off such amount against any liability that Buyer owes to Seller or any affiliate of Seller under that Construction Management Services Agreement by and between Makerstar Capital, Inc. and CSRE Properties Dalton, LLC regardless of whether either liability is matured or unmatured, liquidated or unliquidated.
(b)
Buyer Indemnification. Buyer shall indemnify, protect, defend and hold harmless Seller from any claim, loss, damage, cost or expense, including all reasonable attorneys’ fees, asserted against or suffered by Seller resulting from (i) third party claims that arise due to Buyer’s breach after Closing of an agreement entered into or expressly assumed by Buyer or its agents with respect to the Property, (ii) third party claims for personal injury or property damage that arise from events that occur on the Property after Closing, and (iii) any breach of Buyer’s representations and warranties contained in this Agreement.
(c)
Continuation and Survival. The indemnification provisions of this Section 9 and all representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the deed and transfer of title, provided that the non-representing party must give the representing party written notice of any claim it may have against the representing party for a breach of any such representation or warranty within twelve (12) months after the Closing Date (the “Survival Period”). Any claim which either party may have at any time, whether known or unknown, which is not asserted within the Survival Period shall not be valid or effective, and the representing party shall have no liability with respect thereto.
10.
Seller’s Disclaimer; Condition of the Property.
(a)
Seller Disclosures and Buyer Acknowledgement. Buyer acknowledges the following:
(i)
Other than those specifically set forth in this Agreement, Seller is not making and has not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Property, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections, or compliance with law.
(ii)
Other than those specifically set forth in this Agreement, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller’s behalf.
(b)
“AS-IS. WHERE-IS AND WITH ALL FAULTS”. BASED UPON BUYER’S FAMILIARITY WITH, AND DUE DILIGENCE RELATING TO, THE PROPERTY, AND IN DIRECT CONSIDERATION OF SELLER’S DECISION TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE, BUYER SHALL PURCHASE THE PROPERTY IN AN “AS IS, WHERE IS AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE AND ASSUMES FULLY THE RISK THAT ADVERSE LATENT OR PATENT PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATIONS, SUBJECT ONLY TO SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT. SELLER AND BUYER ACKNOWLEDGE THAT THE COMPENSATION TO BE PAID TO SELLER FOR THE

PROPERTY HAS TAKEN INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD SUBJECT TO THE PROVISIONS OF THIS SECTION 10. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 7(b), IF SELLER BREACHES ANY REPRESENTATION, WARRANTY, OR COVENANT HEREUNDER PRIOR TO CLOSING AND BUYER CLOSES ESCROW WITH ACTUAL KNOWLEDGE THEREOF. BUYER SHALL BE DEEMED TO WAIVE SUCH BREACH. THE CLOSING SHALL CONSTITUTE A REAFFIRMATION BY BUYER AND SELLER OF EACH OF THE PROVISIONS OF THIS SECTION 10 AND EACH OF THEM SHALL BE CONTINUING IN NATURE AND SHALL SURVIVE THE CLOSING. “ACTUAL KNOWLEDGE” OF BUYER FOR PURPOSES OF THIS SECTION SHALL REFER TO THE ACTUAL KNOWLEDGE OF ALEX WANG AND SHENGYIN CHEN, WITHOUT SUCH PERSON UNDERTAKING ANY INVESTIGATION OTHER THAN IN THE ORDINARY COURSE OF ITS RESPONSIBILITIES IN CONNECTION WITH THE ACQUISITION OF THE PROPERTY.
11.
Seller Guaranty of MIPA.
(a)
Grant of Guaranty.
(i)
To induce Buyer to enter into the MIPA by and between Buyer and Eyas Investment Group Limited, formerly known as Coinmaker Miners Limited, a British Virgin Islands business company and affiliate of Seller (the “MIPA Seller”), Seller absolutely, unconditionally, and irrevocably guarantees to Buyer, as primary obligor and not merely as surety, the full and punctual payment when due and performance of all (i) obligations, covenants, and agreements (including all reimbursement or indemnification obligations that may arise pursuant to Article VII of the MIPA and all costs, expenses, and fees associated or incurred by MIPA Seller in connection therewith) now or hereafter existing under or in respect of the MIPA of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent (the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including fees and expenses of counsel) incurred by the MIPA Seller in enforcing any rights under this guaranty, the MIPA or any other Transaction Document (as defined under the MIPA). Without limiting the generality of the foregoing, Seller’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the MIPA Seller to the Buyer under or in respect of the Transaction Documents (as defined under the MIPA) but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the MIPA Seller. It is the intent of Seller that this guaranty shall be a guaranty of payment and not a guaranty of collection.

(ii)
This guaranty includes, but is not limited to, obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing obligations, payment terms, or other terms and conditions thereof, or creating new or additional obligations after prior obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Seller hereby waives and agrees not to assert any right Seller has under governing law, or otherwise, to revoke this guaranty as to future obligations.
(iii)
Seller agrees that Buyer may in its absolute discretion and without prejudice to or in any way limiting Seller’s liability for the Guaranteed Obligations: (a) extend credit to MIPA Seller, in such amounts and at such times as Buyer may determine, and whether Seller has any knowledge of facts with respect to MIPA Seller which might be construed as materially prejudicial to the interests of Seller, Buyer being hereby relieved of any duty to disclose any such facts to Seller; (b) grant extensions of time or other indulgences; (c) charge interest; (d) modify, exchange, renew, enforce or abstain from perfecting any security; (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of MIPA Seller; (f) discharge or release any party; (g) realize on any security; and (h) otherwise deal with MIPA Seller or any other party and the security as Buyer may deem expedient.
(b)
Guaranty of Payment Absolute and Unconditional; Waivers. This guaranty is a guaranty of payment and is absolute. Seller agrees that Seller’s liability hereunder shall be immediate and the Buyer need not attempt to collect any obligations from the MIPA Seller or any other Person or to realize upon any collateral to enforce the obligations hereunder. Seller guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this guaranty and the MIPA, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyer with respect thereto. The obligations of Seller under this guaranty are independent of the obligation MIPA Seller, and a separate action or actions may be brought and prosecuted against the MIPA Seller or any other guarantors, or the MIPA Seller or any other guarantor may be joined in any such action or actions. The liability of Seller under this guaranty constitutes a primary obligation and not a contract of surety, and to the extent permitted by law, shall be irrevocable, continuing, absolute, and unconditional.

Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any defenses it may now or hereafter have in any way relating to any or all of the following:

(i)
Any lack of validity or enforceability of the Guaranteed Obligations or any agreement or instrument relating thereto.
(ii)
Any change in the time, manner, or place of payment of, or in any other term of any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to depart from, the agreements entered into by the parties, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the MIPA Seller or otherwise.
(iii)
any taking, release, or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations.
(iv)
Promptness, diligence, notice of acceptance, and any other notice with respect to any of the Guaranteed Obligations and this guaranty, and any requirement that the Buyer exhausts any right or take any action against the MIPA Seller, any other person or entity or any collateral. Seller acknowledges that it will receive direct and indirect benefits from the arrangements contemplated herein and that the waiver set forth in this Section 11 is knowingly made in contemplation of such benefits.
(v)
Seller hereby unconditionally and irrevocably waives any right to revoke this guaranty and acknowledges that this guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.
(vi)
Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Guaranteed Obligations or any existence of or reliance on any representation by the Buyer that might vary the risk of Seller or otherwise operate as a defense available to, or a legal or equitable discharge of, the MIPA Seller or any other guarantor or surety.

Seller acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the MIPA and that the waivers set forth in this guaranty are knowingly made in contemplation of such benefits. The obligations of Seller under this Section 11 are separate and independent of its obligations to convey the Property pursuant to the remainder of this Agreement, and shall survive the Closing and termination of this Agreement.

12.
Loss by Fire or Other Casualty: Condemnation. Promptly upon learning thereof, Seller shall give Buyer written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction of any Improvements or condemnation of any portion of the Property, provided: (a) the cost to repair any damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, does not exceed thirty-three percent (33%) of the Purchase Price, and (b) the square footage of the building which comprises part of the Improvements affected by any damage or destruction or by any partial condemnation, does not exceed thirty-three percent (33%) thereof, and (c) at Closing, Buyer shall be credited against the Purchase Price (A) in the event of damage or destruction fully covered (other than customary deductibles) by Seller’s insurance policies, the amount of any insurance proceeds collected by Seller as a result of any such damage or destruction plus applicable deductibles less any monies actually expended by Seller to repair any damage (or, if not previously collected, such proceeds shall be assigned to Buyer) or (B) in the event of damage or destruction not fully covered by Seller’s insurance policies, the cost to repair the damaged Improvements, as reasonably determined by a firm bid by a third party contractor designated by Seller and acceptable to Buyer, in both parties’ reasonable discretion (or, if a firm bid cannot be obtained prior to the Closing Date, as determined by a preliminary bid or estimate, with a post-Closing reconciliation between Buyer and Seller of the credit received by Buyer at such time as a firm bid is obtained from such contractor), or (C) in the event of condemnation, the amount of any condemnation awards collected by or payable to Seller. If either threshold described in clause (a) or (b) above is met or exceeded, then Buyer (or either Buyer or Seller, if such loss is not insured) may at its option terminate this Agreement, whereupon the Deposit and interest accrued thereon shall be returned to Buyer. If neither Buyer nor Seller exercises such option to terminate within fifteen (15) days after Seller notifies Buyer in writing of Seller’s estimate of the cost to repair or diminution in value, then this Agreement shall continue in full force and effect, the parties shall consummate the transaction contemplated hereby, and Buyer shall receive a credit against the Purchase Price calculated pursuant to clause (c) above. Seller shall have no obligation to repair or replace any damage or destruction except as required to safeguard the Property and protect the health and safety of occupants.
13.
Default.
(a)
Buyer Default. As set forth in Section 1(a)(i) above, if Buyer defaults under this Agreement at or prior to the Closing Date, then the Deposit shall immediately be paid to Seller by the Escrow Agent, and the Deposit shall be retained by Seller as liquidated damages and not as a penalty. The retention of the Deposit shall be Seller’s sole remedy in the event of Buyer’s default at or prior to the Closing Date, and Seller, in such event, hereby waives any right, unless Closing is completed, to recover the balance of the Purchase Price. Nothing contained in this Section 13(a) nor the provision in Section 1(a)(i) shall be deemed to limit Seller’s rights against Buyer by reason of the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement.
(b)
Seller Default. If there is a material default under this Agreement on the part of Seller and Buyer is not in default under this Agreement, Buyer, as its sole and exclusive remedies, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Buyer, Seller shall reimburse Buyer for Buyer’s actual out-of-pocket costs and expenses incurred in connection with this transaction up to the amount of $1.00 (“Buyer’s Costs”), and thereafter this Agreement shall terminate, or (ii) continue this Agreement pending Buyer’s action for specific performance hereunder provided appropriate proceedings have been commenced by Buyer within sixty (60) days after the Closing Date and prosecuted with diligence and continuity.
14.
Miscellaneous.
(a)
Notices. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by electronic mail with a hard copy sent within one (1) Business Day by any of the foregoing means. Such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery), as evidenced by the notifying party’s receipt of written or electronic confirmation of such delivery or refusal, if received by the party to be notified between the hours of 8:00 A.M. and 5:00 P.M. Eastern Standard time on any Business Day, with delivery made after such hours to be deemed received the following Business Day. For purposes of notice, the addresses of the parties shall be as follows:

If to Seller:	MakerStar Capital Inc. 4 Park Plaza, Ste 1230 Irvine, CA 92614 Attention: Alex Wang Email: alex@makerstarcapital.com
with a copy to:	MakerStar Capital Inc. 4 Park Plaza, Ste 1230 Irvine, CA 92614 Attention: Dustin Thomas Email:dustin@makerstarcapital.com
If to Buyer:	CSRE Properties Dalton, LLC 10624 S. Eastern Ave., Ste. A-638 Henderson, NV 89052 Attention: Legal Email: legal@cleanspark.com
with a copy to:	Cozen O'Connor 1717 Main Street, Suite 3100 Dallas, TX 75238 Attention: Steven P. Katkov, Esq. Email: skatkov@cozen.com or such other address as either party may from time to time specify in writing delivered to the other in accordance with this Section 14(a).

(b)
Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. The provisions of this Section 14(b) shall survive the Closing.
(c)
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns. Buyer may not assign its rights hereunder without the prior written consent of Seller, except to an entity which controls, is controlled by, or is under common control with Buyer. No assignment of this Agreement shall relieve the assignor from primary liability for its obligations hereunder.
(d)
Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.
(e)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
(f)
Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
(g)
Attorneys’ Fees. In any judicial action or proceeding between or among the parties to enforce any of the provisions of this Agreement regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the non-prevailing party shall pay to the prevailing party all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred therein by the prevailing party. For the purposes of this Section 14(g), the term “prevailing party” shall mean the party which obtains substantially the relief it sought to obtain.
(h)
Business Day. As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday in the state where the Property is located. In the event that the date for the performance of any covenant or obligation under this Agreement, or delivery of any notice, shall fall on a non-Business Day, the date for performance thereof shall be extended to the next Business Day.
(i)
Time of the Essence. Time is of the essence of this Agreement.
(j)
Construction. This Agreement has been negotiated by the parties who have had the opportunity to consult their respective counsel. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.
(k)
Exhibits. All exhibits are attached hereto and incorporated herein by this reference.

(l)
Headings. Headings at the beginning of any paragraph or section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement or to be used in the interpretation hereof.
(m)
Waiver. No waiver by Buyer or Seller of a breach of any of the terms, covenants, or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. The consent or approval by Buyer or Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.
(n)
Severability. If any phrase, clause, sentence, paragraph, section, article, or other portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.
(o)
Counterparts; Electronic Signatures, This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one agreement. This Agreement may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in pdf format (“pdf”), and copies of this Agreement executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals.
(p)
Confidentiality. Buyer and Seller each acknowledge and agree that this Agreement and the terms and conditions set forth, as well as the Due Diligence Items provided by Seller to Buyer and any information concerning the Property derived from Buyer’s due diligence inspections, are to be kept confidential until the Closing occurs in accordance with the terms of this Section 14(p). Each party shall be entitled to discuss and disclose the transaction and the diligence materials with employees, agents, attorneys, accountants, consultants, lenders, directors, officers, shareholders, partners, members, investors and representatives, parent entity subsidiaries and/or affiliates, of such party (collectively, “Representatives”), provided such Representative (i) has a need to know such information for the purposes of evaluating, facilitating, implementing, and/or consummating the transfers of the Property pursuant to this Agreement, and (ii) is informed of the confidential nature of the transaction and related information and agrees to maintain the confidentiality. If this Agreement is terminated without Closing, promptly following such termination, Buyer shall return to Seller all Due Diligence Items that are in Buyer’s possession, together with all copies of any reports, studies, surveys and similar items prepared by third parties on behalf of Buyer in connection with its review and investigation of the physical or environmental conditions of the Property. In addition, if and when Closing occurs, neither party shall make any public statement (including press releases, press or media statements, articles, case studies or any similar statement) regarding this Agreement or the terms and conditions set forth herein without in each instance first obtaining the written consent of the other party, which may be granted or withheld in such party’s sole and absolute discretion. The provisions of this Section 14(p) shall survive Closing.
(q)
Buyer Disclosure Obligations and SEC Restrictions. Notwithstanding the foregoing Section 14(p), Seller acknowledges that Buyer is a corporation listed on NASDAQ and subject to certain disclosure obligations required by the U.S. Securities and Exchange Commission (“SEC”). Seller and Buyer will work together and cooperate to ensure that press releases and SEC filings in respect of the transfer of the Property are mutually agreed and acceptable, subject to any legal requirements. Seller acknowledges that certain information exchanged in the context of the transfers described in this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to Buyer from purchasing or selling securities of Buyer, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Buyer. Failure by Seller to adhere to the provisions of this shall constitute a material breach of this Agreement.
(r)
1031 Exchange. Seller and/or Buyer may wish to effect a I.R.C. Section 1031 tax-deferred exchange and both parties agree to cooperate to facilitate such exchange; provided, however, that the exchanged property shall be directly deeded to the party effecting such exchange, neither party shall incur additional cost or expense on the other party’s behalf, and such exchange shall not cause any delays in the time periods or scheduled Closing Date specified in this Agreement.

* * * * * *

{Signatures Follow}

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date(s) written below next to their respective signatures.

BUYER:

Date: 2/2/2024	CSRE PROPERTIES DALTON, LLC
a Georgia limited liability company

By: CleanSpark, Inc., a Nevada corporation
Its: Sole Member and Manager

By: /s/ Zachary Bradford
Zach Bradford, Chief Executive Officer

SELLER:

Date: 2/2/2024	MAKERSTAR CAPITAL, INC.
a Delaware corporation

By: /s/ Steven Yan
Name: Steven Yan
Its: CEO

BY EXECUTION HEREOF, THE UNDERSIGNED ESCROW HOLDER HEREBY COVENANTS AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT.

LAND SERVICES USA, LLC

By:______________________
Its:______________________
Date:____________________

EXHIBIT A

Depiction of the Real Property

EXHIBIT B

Legal Description of the Real Property

All that tract or parcel of land lying and being in Land Lot No. 48 in the 13th District and 3rd Section of Whitfield County, Georgia, being a part of Tract 15B of the Whitfield Properties Industrial Park, Phase I, according to plat thereof recorded in Plat Cabinet C, Slide 1572, in the Office of the Clerk of the Superior Court of Whitfield County, Georgia, and being more particularly described as follows:

Beginning at the point of intersection of the west right of way line of Enterprise Drive with the south right of way line of Howell Drive; thence south 02 degrees 38 minutes 53 seconds west, as measured along the west right of way line of Enterprise Drive, 364.54 feet to a point; thence south 88 degrees 35 minutes 32 seconds west 300.21 feet to a point; thence north 02 degrees 38 minutes 52 seconds east 379.21 feet to a point in the south right of way line of Howell Drive; thence south 87 degrees 30 minutes 35 seconds east along the southerly right of way of Howell Drive 128.16 feet to a point; thence continuing along the southerly right of way of Howell Drive an arc distance of 171.87 feet to the point of beginning.

LESS AND EXCEPT all that tract of land taken by condemnation styled Whitfield County, Georgia vs. The Duckett Corporation re Civil Action File No. 12-CI-1220-M, as evidenced by Consent Final Judgment, dated June 18, 2014, recorded June 18, 2014, and recorded in Deed Book 6047, Page 156, Whitfield County, Georgia Records.

[Redacted Exhibits C and forward, not material documents]